SCHEDULE 14ADR
                                 (RULE 14A-101)



                     INFORMATION REQUIRED IN PROXY STATEMENT



                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the  registrant  X
         Filed by a party other than the  Registrant
         Check the appropriate box:
             Preliminary proxy statement
          X  Definitive proxy statement
             Definitive additional materials
             Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          VISHAY INTERTECHNOLOGY, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

          X       No fee required.

                  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

               Fee paid previously with preliminary materials.

               Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:
               $0

          (2)  Form,   Schedule  or   Registration   Statement   no.:
               Schedule 14ADR--preliminary proxy statement

          (3)  Filing party:
               Registrant

          (4)  Date filed:
               April 17, 1998

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                      MALVERN, PENNSYLVANIA 19355-2120 USA





                                                                  April 17, 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") to be held at 10:30 a.m. Philadelphia time on the 21st day of May, 1998, at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

         At the Annual Meeting (the "Annual Meeting") you will be asked to elect twelve Directors; to approve the Company's 1997 Stock Option Program; to approve the Company's 1998 Employee Stock Option Program; and to approve the appointment of Ernst & Young LLP as Auditors for the Company's next audited fiscal year.

         The Board of Directors unanimously recommends that you vote FOR the election of all twelve nominees as Directors, FOR the approval of the Company's 1997 Stock Option Program, FOR the approval of the Company's 1998 Employee Stock Option Program and FOR the approval of the appointment of the Auditors.

         Regardless of the number of shares you may own, it is important that they are represented and voted at the Annual Meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

         At the Annual Meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

         Your cooperation is appreciated.

                                                              Sincerely,



                                                              William J. Spires
                                                              Secretary

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120


                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

         Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") will be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 21st day of May, 1998 at 10:30 a.m. Philadelphia time, for the following purposes:

          1. to elect twelve Directors for a term of one year and until their successors are elected and qualified; and

          2.   to approve the Company's 1997 Stock Option Program; and

          3.   to approve the Company's 1998 Employee Stock Option Program; and

          4. to approve the appointment of Auditors for the Company's next audited fiscal year.

         Action will also be taken upon such other business, if any, as may properly come before the meeting. The Board of Directors is not presently aware of any such other business.

         The stockholders of record at the close of business on April 9, 1998 will be entitled to vote at the Annual Meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                                             By Order of the Board of Directors,



                                             William J. Spires
                                             Secretary


Malvern, Pennsylvania
April 17, 1998

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120


                                 PROXY STATEMENT


GENERAL INFORMATION

         The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. ("Vishay" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 21st day of May, 1998, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 9, 1998 shall be entitled to vote at the Annual Meeting.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of the Company during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the Annual Meeting.

         The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the Company's Directors, Officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and the Company will reimburse them for the reasonable expenses incurred by them in so doing.

         The shares represented by the accompanying proxy will be voted as directed with respect to the election of Directors, with respect to the approval of the Company's proposed stock option programs and with respect to the approval of the appointment of Ernst & Young LLP as independent auditors of the Company (the "Auditors"), OR, if no direction is indicated, will be voted FOR the election as Directors of the nominees listed below, FOR the approval of the Company's proposed stock option programs and FOR the appointment of the Auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company, by delivering to the Company a properly executed and timely submitted proxy bearing a later date or by attending the Annual Meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         This Proxy Statement was preceded or is accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997. This Proxy Statement and the enclosed form of proxy are being furnished commencing on or about April 17, 1998.

VOTING OF SHARES

         The holders of a majority of the votes represented by the outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as votes present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the New York Stock Exchange from exercising their discretion on certain types of proposals. However, brokers have discretionary authority to vote on all the proposals being submitted hereby to the stockholders. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker.

         The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. Approval of the Company's proposed stock option programs and approval of appointment of the Auditors require the approval of the majority of votes cast. On these matters the abstentions will have the same effect as a negative vote. Because Broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal a Broker non-vote will have no effect on the outcome.

         The Company has appointed an inspector to act at the Annual Meeting who shall: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

         Dr. Felix Zandman directly, beneficially and through a Voting Trust Agreement, and Mrs. Luella Slaner directly, beneficially and as an Executrix for the estate of her late husband, Alfred Slaner, have voting power over 59.3% of the total voting power of the Company's shares and intend to vote FOR the election of the twelve nominees as Directors, FOR the approval of the stock option programs and FOR the approval of the appointment of the Auditors. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         On April 9, 1998, the Company had outstanding 56,487,527 shares of Common Stock, par value $.10 per share ("Common Stock"), each of which entitles the holder to one vote, and 7,925,394 shares of Class B Common Stock, par value $.10 per share ("Class B Stock"), each of which entitles the holder to ten votes. Voting is not cumulative.

         The following table provides certain information, as of April 9, 1998, as to the beneficial ownership of the Common Stock or the Class B Stock of the Company for (a) each Director and nominee, (b) each Executive Officer named in the Summary Compensation Table, (c) the Directors and Executive Officers of the Company as a group and (d) any person owning more than 5% of the Common Stock.

                                          COMMON STOCK                      CLASS B STOCK
                                           AMOUNT AND                        AMOUNT AND                PERCENT
                                            NATURE OF                         NATURE OF               OF TOTAL
                                   BENEFICIAL       PERCENT         BENEFICIAL         PERCENT         VOTING
NAME                                OWNERSHIP      OF CLASS          OWNERSHIP        OF CLASS          POWER

Felix Zandman(1)(2)                      580           *            4,429,978            55.9%         45.8%
Donald G. Alfson(1)                   23,654           *                   --              --             *
Avi D. Eden(1)(2)                     28,460           *                   --              --             *
Robert A. Freece(1)                   54,749           *                   --              --             *
Richard N. Grubb(1)                   23,453           *                   --              --             *
Eliyahu Hurvitz(1)                     3,315           *                   --              --             *
Gerald Paul(1)                        23,495           *                   --              --             *
Edward B. Shils(1)                    38,713           *                   --              --             *
Luella B. Slaner(1)(3)             1,656,115         2.9%           1,649,241            20.8%         13.4%
Mark I. Solomon(1)                     5,630           *                   --              --             *
Jean-Claude Tine(1)                    5,444           *                   --              --             *
Abraham Inbar(1)                       6,386           *                   --              --             *

         All Directors and
         Executive Officers as
         a group (14 persons)      1,932,642         3.4%           6,079,219            76.7%         59.3%

J&W Seligman & Co., Inc.(4)        2,940,350         5.2%                  --              --
KeyCorp Investment Services
         Group(5)                  2,973,152         5.3%                  --              --


*        Represents less than 1% of the outstanding shares of such class.

(1)  The  address  of  each  of  the  referenced   individuals  is:  c/o  Vishay
     Intertechnology, Inc., 63 Lincoln Highway, Malvern, PA 19355-2120.

(2) Class B Stock Amount and Nature of Beneficial Ownership and Percent of Class does not include 1,430,265 shares of Class B Stock held in various trusts for the benefit of Mrs. Luella Slaner's children and grandchildren and 352,800 shares of Class B Stock directly owned by Mrs. Slaner's children, in which Dr. Zandman is a trustee and/or has sole voting power and Mr. Eden is his successor in trust (together, the "Trustee") under a Voting Trust Agreement among the Trustee, Mrs. Slaner and certain stockholders (the "Voting Trust Agreement"). The Voting Trust Agreement will remain in effect until the earlier of (x) February 1, 2050 or (y) the death or resignation or inability to act of the last of Dr. Zandman and Mr. Eden to serve as Trustee, but shall terminate at any earlier time upon the due execution and acknowledgment by the Trustee of a deed of termination, duly filed with the registered office of the Company. Percent of Total Voting Power includes said 1,783,065 shares of Class B stock over which Dr. Zandman has sole voting control. Dr. Zandman and Mr. Eden disclaim beneficial ownership of such shares of Class B Stock.

(3) Includes 557,196 shares of Common Stock and 363,469 shares of Class B Stock directly owned by Mrs. Slaner, and 1,098,919 shares of Common Stock and 1,285,772 shares of Class B Stock held in the estate of her late husband, Mr. Alfred Slaner, of which she is the Executrix. Does not include 1,430,265 shares of Class B Stock held in various trusts for the benefit of her children and grandchildren, for which she disclaims beneficial ownership.

(4) J&W Seligman & Co., Inc. ("Seligman"), 100 Park Avenue--8th Floor, New York, New York 10006, and William C. Morris, an owner of a majority of its outstanding voting securities, reported on a Schedule 13G, dated December 31, 1997, that together they share dispositive power over 2,940,350 shares of Common Stock. Mr. Morris, as the owner of a majority of such securities, may be deemed to beneficially own the shares reported by Seligman. Accordingly, the shares reported on Schedule 13G by William C. Morris include those shares separately reported by Seligman on Schedule 13G.

(5) KeyCorp Investment Services Group, 127 Public Square, Cleveland, Ohio 44114, reported on a Schedule 13G, dated February 13, 1998, on behalf of itself and its subsidiary, Spears, Benzak, Solomon & Farrell, Inc., that it has beneficial ownership of 2,973,152 shares of Common Stock.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         It is proposed to elect a Board of twelve Directors for the following year and until their successors are elected and qualified. All of the nominees set forth in the table below, with the exception of Mr. Abraham Inbar, are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted for the election of the twelve nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute. Assuming the election of all twelve nominees, the size of the Board of Directors will be the maximum currently permitted under the Company's By-laws. During the course of the year, the Board of Directors may, pursuant to its authority under the By-laws, amend the By-laws to increase the number of board positions to permit the appointment of individuals who are closely associated with strategic and joint venture partners of the Company.

         The following sets forth information regarding principal occupation and other major affiliations during the past five years, as well as the age of each of the current nominees.

                                            DIRECTORS AND NOMINEES FOR
                                               ELECTION AS DIRECTORS

                                                                                                        YEAR
                                                                                                        FIRST
                                                             PRINCIPAL OCCUPATION                      ELECTED
NAME                               AGE                      AND OTHER DIRECTORSHIPS                   DIRECTOR

Felix Zandman(1)                   69       Chairman of the Board and Chief                               1962
                                            Executive Officer of the Company.
                                            President of the Company until
                                            March 1998.  Chief Executive Officer
                                            since the Company's inception.
                                            Chairman of the Board since 1989.

Avi D. Eden(1)                     50       Vice Chairman of the Board and                                1987
                                            Executive Vice President of the Company
                                            since August 1996. General Counsel to the
                                            Company for more than the past five years.

Donald G. Alfson(1)                52       Executive Vice President and Chief                            1992
                                            Business Development Officer of
                                            the Company since August 1996. Vice
                                            President of the Company from May 1993
                                            to August 1996.  President--Vishay
                                            Electronic Components, North America
                                            and Asia, from April 1992 to August 1996.
                                            Employed since 1972 by Vishay Dale
                                            Electronics, Inc., a subsidiary of the Company.

Robert A. Freece(1)                57       Senior Vice President of the Company                          1972
                                            since May 1994. Vice President of the
                                            Company from 1972 until May 1994.

Richard N. Grubb(1)                51       Executive Vice President of the Company                       1994
                                            since August 1996.  Treasurer and Chief
                                            Financial Officer of the Company since
                                            May 1994.  Vice President of the Company
                                            from May 1994 to August 1996.  Mr. Grubb
                                            has been associated with the Company in
                                            various capacities since 1972.

Eliyahu Hurvitz                    65       President and Chief Executive Officer,                        1994
                                            Teva Pharmaceutical Industries Ltd. for
                                            more than the past five years.


                                                                               8



                                                                                                          YEAR
                                                                                                          FIRST
                                            PRINCIPAL OCCUPATION                                         ELECTED
NAME                               AGE      AND OTHER DIRECTORSHIPS                                     DIRECTOR

Abraham Inbar                      69       Senior Vice President of the Company
                                            since May 1996.  President of Vishay
                                            Israel, Ltd., a subsidiary of the Company,
                                            since April 1994.  Employed by Vishay Israel
                                            since April 1973.

Gerald Paul(1)                     49       President of the Company since                                1993
                                            March 1998.  Chief Operating Officer
                                            of the Company since August 1996.
                                            Executive Vice President of the Company
                                            from August 1996 to March 1998.  Vice
                                            President of the Company from May 1993 to
                                            August 1996. President--Vishay Electronic
                                            Components, Europe from January 1994 to
                                            August 1996.  Employed by Vishay Europe
                                            GmbH since February 1978.

Edward B. Shils(2)(3)(4)(5)        82       Consultant; Ph.D.; Director--Wharton    1981
                                            Entrepreneurial Center and George W.
                                            Taylor Professor Emeritus of
                                            Entrepreneurial Studies, The Wharton
                                            School, University of Pennsylvania.

Luella B. Slaner                   78       Investor for more than the past five                          1989
                                            years.

Mark I. Solomon(2)(3)(4)(5)        58       Chairman of CMS Companies for more than                       1993
                                            the past five years.

Jean-Claude Tine                   79       Investor for more than the past five                          1988
                                            years.


(1)  Member of the Executive Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Employee Stock Plan Committee.

(4)  Member of the Compensation Committee.

(5)  Member of the Stock Option Committee.

COMPENSATION OF DIRECTORS

         Directors who received annual compensation for their services as Directors are Dr. Shils and Messrs. Hurvitz, Solomon and Tine who each received $2,500 for each Board meeting attended. In addition, Dr. Shils and Mr. Solomon received $2,500 for each Audit Committee and each Compensation Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as Directors and are compensated as other executive officers and key management as described under "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation--Executive Officers and Key Management."

         In January 1998, Dr. Shils and Messrs. Hurvitz, Solomon and Tine each received 1,000 shares of Common Stock. These grants were awarded to reflect the Company's continued appreciation for the unique role and service provided by these outside Directors in contributing to the Company's ongoing growth.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board of Directors met four times during the twelve months ended December 31, 1997. The Executive Committee met once during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

         The Audit Committee met once during the twelve months ended December 31, 1997. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the audit, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's systems of internal accounting controls.

         The Employee Stock Plan Committee met twice during the twelve months ended December 31, 1997. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Vishay Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

         The Compensation Committee met once during the twelve months ended December 31, 1997. The Compensation Committee is authorized to establish and approve management compensation. See "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation."

         The Stock Option Committee, which was established in connection with the 1995 Stock Option Program and the 1997 Stock Option Program (the "Stock Option Programs"), met once during the twelve months ended December 31, 1997.

         The Board does not have a nominating committee.

         No Director attended less than 75% of the meetings of the Board and any committees on which such Director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The two members of the Employee Stock Plan Committee and the Stock Option Committee are Dr. Shils and Mr. Solomon, who are independent Directors of the Company and who also may not be awarded Common Stock under the Stock Plans and the Stock Option Programs. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

LEGAL PROCEEDING

         An indictment relating to tax issues was filed by the Jerusalem district attorney's office against Promedico Ltd. ("Promedico"), as well as certain of its officers, including Mr. Eliyahu Hurvitz, a member of the Board of Directors of the Company and the President and CEO of Teva Pharmaceutical Industries Ltd. ("Teva"), who served during the period in which Promedico was owned by Teva
(1980-1986) as the chairman of Promedico. The hearings of the case have concluded and the parties are currently awaiting the judge's decision. The charges allege: failure to report commissions allegedly received by Promedico, failure to register such commissions in Promedico's books, failure to pay taxes which may be due on such commissions, and fraudulent actions regarding the foregoing. The charges are attributed to Mr. Hurvitz by reason of his serving as the chairman of the board of directors of Promedico between the years 1980-1986. Mr. Hurvitz denies any culpability in regard to this matter, and the board of directors of Teva has expressed its fullest confidence and support of his ability to continue managing Teva and that Mr. Hurvitz will be fully and completely exonerated.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth all compensation for the fiscal years ended December 31, 1997, 1996 and 1995 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 1997, were the other four highest paid executive officers of the Company (collectively the "Five Named Officers").

                                            SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                                                                         RESTRICTED  SECURITIES
                                                                            STOCK    UNDERLYING
NAME AND CAPACITIES                                         OTHER ANNUAL   AWARDS     OPTIONS/         LTIP       ALL OTHER
IN WHICH SERVED              YEAR    SALARY       BONUS(1)  COMPENSATION    $(2)       SARS(#)        PAYOUTS   COMPENSATION
---------------              ----    ------       --------  ------------    ----       -------        -------   ------------

Felix Zandman                1997    $722,500    $    0         (3)         None          None         None     $3,200(4)
  Chairman of the Board,     1996    $850,000    $    1,000,000 (3)         None          None         None     $3,000(4)
  and Chief                  1995    $787,500    $    839,470   (3)         None         555,660       None     $3,000(4)
  Executive Officer

Avi D. Eden(5)               1997    $220,000    $    0         (3)      $96,000          None         None     $3,200(4)
  Vice Chairman of           1996    $190,000    $    133,000   (3)      $28,000          None         None         None
  the Board and              1995    $--         $       --     (3)      $    --         (6)             --          --
  Executive Vice President

Donald G. Alfson(7)          1997    $197,000    $    190,000   (3)      $48,000          None         None     $3,200(4)
  Director, Executive        1996    $189,230    $    270,000   (3)      $28,000          None         None     $3,000(4)
    Vice President           1995    $180,000    $    165,000   (3)      $45,750         138,915       None     $3,000(4)
   and  Chief
   Business Development Officer

Richard N. Grubb(8)          1997    $220,000    $    0         (3)      $96,000          None         None     $3,200(4)
  Director, Executive        1996    $190,000    $    133,000   (3)      $28,000          None         None     $3,000(4)
    Vice President, Treasurer1995    $160,000    $    56,900    (3)      $65,000         138,915       None     $1,600(4)
    and Chief Financial Officer

Gerald Paul(9)(10)           1997    $357,000    $    0         (3)      $96,000          None         None         None
  Director,  Chief           1996    $312,000    $    126,000   (3)      $28,000          None         None         None
  Operating Officer          1995    $282,400    $    53,500    (3)      $45,750         138,915       None         None
  and President


(1) Bonuses paid in any calendar year are based on the results of the previous calendar year. See "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation" which describes performance-based bonuses awarded to the Five Named Officers.

(2) Dividends accumulate on the restricted stock awards but are paid only upon the vesting of such awards.

(3) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of

     10% of such officer's total annual salary and bonus for each of 1997, 1996 and 1995, respectively, or $50,000. Such perquisites have not been included in the table.

(4) Represents amounts contributed in 1997, 1996, and 1995 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.

(5) Mr. Eden became an executive officer of the Company during 1996. The amount listed under his 1996 salary combines amounts paid to him as an employee of the Company and as a consultant. In 1995, Mr. Eden received consulting fees of $165,000 and a restricted stock award of $111,900. Moreover, Mr. Eden held an aggregate of 5,302 shares of restricted stock with a value of $125,259 at December 31, 1997.

(6)  Mr. Eden received 138,915 options under the 1995 Stock Option Program.

(7) Mr. Alfson held an aggregate of 4,980 shares of restricted stock with a value of $117,652 at December 31, 1997.

(8) Mr. Grubb held an aggregate of 7,892 shares of restricted stock with a value of $186,448 at December 31, 1997.

(9) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.

(10) Dr. Paul held an aggregate of 7,080 shares of restricted stock with a value of $167,265 at December 31, 1997.

RETIREMENT PLANS

         Vishay Dale Electronics, Inc., a wholly owned subsidiary of the Company ("Vishay Dale"), maintains a defined benefit plan for substantially all of its U.S. full-time employees. The benefits under the plan are based on the employees' compensation and mandatory contributions to the plan during all years of participation. For each year of participation, an employee accrues an annual benefit equal to 2.1% of earnings up to $10,000 and 2.64% of earnings in excess of $10,000. The plan requires a mandatory contribution by the employee equal to 3.5% of earnings up to $10,000 and 4.4% of earnings in excess of $10,000, up to the maximum allowable federal limit. Mr. Alfson is the only executive officer or Director of the Company to participate in the plan. As of January 1, 1996, Mr. Alfson became a terminated vested participant of this plan and elected to participate in the Vishay nonqualified defined benefit retirement plan described below. The estimated annual benefit payable from the Vishay Dale plan, upon Mr. Alfson's retirement at age 65, would be $28,449.

         The Company maintains a nonqualified defined benefit retirement plan for certain highly compensated employees in the United States. Mr. Grubb, Mr. Alfson and Mr. Eden are the only executive officers named in the Summary Compensation Table to participate in the plan. Messrs. Grubb, Alfson and Eden elected to participate in the plan as of July 1, 1995, January 1, 1996 and July 1, 1997, respectively. During 1997, Messrs. Grubb and Alfson deferred compensation of $6,950, respectively, and Mr. Eden deferred compensation of $4,840 under the plan. Additionally, the Company accrued an aggregate liability of $15,060 for Messrs. Grubb and Alfson and $12,050 for Mr. Eden. The estimated annual benefit payable upon Messrs. Grubb's, Alfson's and Eden's retirement at age 65, assuming they (i) continue to be employed by the Company, (ii) continue to earn the same compensation each earned in 1997 and (iii) make all mandatory contributions under the plan, would be $63,703 for Mr. Grubb, $61,591 for Mr. Alfson and $64,758 for Mr. Eden.

         Vishay Europe GmbH, a German subsidiary of the Company, has a noncontributory defined benefit pension plan governed under German law covering its management and executive employees. Dr. Paul is the only executive officer named in the Summary Compensation Table to participate in the plan. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($13,848). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 15,873 ($9,159). Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). The retirement benefit will not exceed 40% of such final average compensation. This pension is reduced by the amount of the pension benefit described above. Dr. Paul has voluntarily agreed to a maximum limit of DM 350,000 per year in respect of such final average compensation. Dr. Zandman may, however, in his sole discretion, elect to increase the DM 350,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as he may otherwise deem appropriate. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 1997, Dr. Paul had 20 years of service.

                                                                              PENSIONABLE YEARS OF SERVICE OF
                                                                              -------------------------------
FINAL AVERAGE COMPENSATION                          10           15            20           25            30            35
                                                    --           --            --           --            --            --

100% of pensionable income in 1997            $ 58,858     $ 70,633      $ 82,407     $ 94,174      $109,174      $126,563
110% of pensionable income in 1997            $ 64,744     $ 77,696      $ 90,648     $103,592      $120,091      $139,219
120% of pensionable income in 1997            $ 70,630     $ 84,759      $ 98,889     $113,009      $131,009      $151,875
150% of pensionable income in 1997            $ 88,291     $105,949      $123,607     $141,265      $163,765      $189,849
200% of pensionable income in 1997            $117,723     $141,265      $164,814     $188,356      $218,356      $253,135

All U.S. dollar amounts relating to Dr. Paul's retirement plans, including those listed on the foregoing chart, have been converted at the weighted average exchange rate for the 12 months ended December 31, 1997.

STOCK OPTIONS

         The table below sets forth certain 1997 fiscal year-end information regarding the exercise of stock options granted pursuant to the 1995 Stock Option Program to the Five Named Officers and the 1997 fiscal year-end value of unexercised options, provided on an aggregated basis.

         The officers listed in the table below received grants of three options on March 19, 1995, each at a different exercise price, pursuant to the Company's 1995 Stock Option Program approved by the stockholders on May 19, 1995. The options are fully vested. Prior to March 1, 1999, no option may be exercised upon less than six months advance notice. In addition, the right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company. If a recipient leaves the Company for any reason other than cause or voluntary termination, then options may be exercised by that recipient for 30 months from the date of termination, provided the recipient adheres to a non-competition agreement. If such recipient fails to comply, his options expire and terminate immediately. Any of these foregoing provisions, however, may be waived at the discretion of the Stock Option Committee.

                            1995 STOCK OPTION PROGRAM
                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       1997 FISCAL YEAR-END OPTION VALUES


                                                        NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                        SHARES                         UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS
                       ACQUIRED                        1997 FISCAL YEAR-END(1)               AT FISCAL YEAR-END
                       --------                     -------------------------             ------------------------
                          ON          VALUE          EXER-            UNEXER-              EXER-           UNEXER-
NAME                   EXERCISE     REALIZED        CISABLE           CISABLE             CISABLE          CISABLE
----                   --------     --------        -------           -------             -------          -------


Felix Zandman             (2)          --           555,660             --                  $0                --
Avi D. Eden               (2)          --           138,915             --                  $0                --
Donald G. Alfson          (2)          --           138,915             --                  $0                --
Richard N. Grubb          (2)          --           138,915             --                  $0                --
Gerald Paul               (2)          --           138,915             --                  $0                --


(1)      Adjusted for 5% stock dividend paid on June 9, 1997.

(2) No stock options were exercised by any of the Named Executive Officers during the Company's 1997 fiscal year.


COMPENSATION COMMITTEE AND EMPLOYEE STOCK PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, comprised of two independent Directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and certain other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent Directors, recommends awards under the Stock Plans and whether such stock should be restricted.

         The Company's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock (restricted and unrestricted) bonus. This compensation formula is designed to attract and retain management talent capable of achieving the Company's business objectives, while motivating management to lead the Company to meet or exceed annual performance goals, thereby enhancing stockholder value.

         On November 13, 1997, the Board of Directors approved the 1997 Stock Option Program, a stock option program for certain selected individuals, including the Chief Executive Officer. In addition, on March 16, 1998 the Board of Directors approved the 1998 Employee Stock Option Program, a stock option program for employees of the Company, including the Chief Executive Officer. The programs, which are subject to stockholder approval, provide specified individuals believed to be key to the success of the Company with grants of options to purchase shares of the Company's Common Stock. The purpose of the two programs is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the Company. See descriptions of both programs under Proposals 2 and 3.

Chief Executive Officer

         Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Contract") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994.

         Dr. Zandman's base salary is determined primarily by considering (i) the Company's financial performance in view of the performance of companies similar in size and character, (ii) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies, (iii) Dr. Zandman's 36 years of dedication and service to the Company from the date of its incorporation and (iv) the Company's financial performance in comparison to previous years. For 1998, Dr. Zandman's base salary will be $975,000. This represents a 35% increase from Dr. Zandman's 1997 base salary (which was 15% less than Dr. Zandman's 1996 salary) as a result of the Company's growth from acquisitions and its achievement of the after-tax profits base bonus threshold set last year.

         Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation will depend in large part on the annual after-tax profits of the Company. The Compensation Committee has focused in recent years particularly on the net earnings of the Company because the Committee believes net earnings to be a strong gauge of the growth and success of the Company. Since the Company's net earnings in 1997 exceeded the $42 million base bonus threshold, Dr. Zandman received a $339,000 bonus for the Company's 1997 performance based upon a pre-approved formula.

         Under the formula approved by the Compensation Committee for 1998, Dr. Zandman will be awarded a cash performance bonus if the Company achieves after-tax profits above a base of $42 million. The bonus will be a cash amount equal to 3% of net after-tax profits above $42 million. Applying this formula, the cash bonus has been capped at $1,250,000 for 1998. The Compensation Committee set these after-tax profit targets by considering the Company's historical growth and that growth in relation to growth in the Company's industry in general, and setting thresholds in relation thereto that it believes will allow the Chief Executive Officer to earn a base salary at or above the median for surveyed companies with an opportunity to attain levels generally higher than those of Chief Executive Officers for surveyed companies if Vishay achieves certain after-tax profits. This formula may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year.

Policy on Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the 1995 Stock Option Program accordingly, although the changes required to the already existing performance bonus plan for the Chief Executive Officer were minimal. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Programs (including the 1998 Employee Stock Option Program) if doing so would be in the best interests of the Company and its stockholders.

Executive Officers and Key Management

         For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies.
Performance bonuses are also awarded annually to these individuals. The performance bonus is primarily based upon the after-tax profits of the Company as a whole or, for some executives, the operating profits of the Company or of the relevant division of the Company for which such officer has primary responsibility. In addition, from time to time, Dr. Zandman may, together with an executive, devise a project, the goal of which, if achieved, would entitle the executive to an additional bonus. Under the formula approved for 1998, certain of the key management will be entitled to performance bonuses equal to 0.4% of after-tax profits above a base of $42 million. Any bonus awarded may be granted in cash and/or in Common Stock of the Company, in addition to Common Stock available through the 1997 Stock Option Program and 1998 Employee Stock Option Program. The portion of each bonus paid in cash and the portion awarded in stock (which may be either restricted or unrestricted stock) is determined by the Employee Stock Plan Committee, in its discretion, relying in large part, however, upon the recommendation of Dr. Zandman. The base salaries and performance bonuses are structured to give the executive officers and key management the incentive to maximize the operating and after-tax profits of the Company as a whole with optimum fiscal efficiency. Accordingly, base salaries are set at or below the median for the surveyed companies, with an opportunity for total compensation at or above the median when after-tax profit targets are met.

Respectfully submitted,

THE COMPENSATION COMMITTEE                     THE EMPLOYEE STOCK PLAN COMMITTEE

Edward B. Shils                                Edward B. Shils
Mark I. Solomon                                Mark I. Solomon

EMPLOYMENT CONTRACT

         On March 15, 1985, the Company and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provides for automatic annual extensions through 1996 of such seven-year period. The agreement also provides that the Board of Directors may increase Dr. Zandman's compensation (including his bonus) from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that the agreement is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by the Company, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (i) the tenth anniversary of such date or (ii) Dr. Zandman's 75th birthday. The amount of such royalty, based on the gross sales by the Company of products incorporating any inventions made by Dr. Zandman after the date of the agreement, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of the Company that incorporate Dr. Zandman's inventions after the date of the agreement.

PERFORMANCE GRAPH

         The line graph below compares the cumulative total shareholder return on the Company's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The peer group is made up of 24 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been invested at December 31, 1992 and assumes that all dividends were reinvested.

                                [GRAPHIC OMITTED]



                                                  INDEXED RETURNS

                                    Base
                                   Period
Company Name/Index                  Dec92          Dec93        Dec94         Dec95        Dec96        Dec97
-------------------------------------------------------------------------------------------------------------------


VISHAY INTERTECHNOLOGY               100         108.08        158.31        213.71      165.63       176.24
S&P 500 INDEX                        100         110.08        111.53        153.45      188.68       251.63
PEER GROUP                           100         139.97        191.66        229.34      234.40       244.05

(1)Advanced Micro Devices, Inc., Alpha Industries, American Annuity Group, American Technical Ceramics Corp., Analog Devices, Inc., Appian Technology Inc. (bankrupt), CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., EA Industries (formerly Electronic Associates Inc.), International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, M/A Com Inc., National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.

                        PROPOSAL 2--APPROVAL OF COMPANY'S
                            1997 STOCK OPTION PROGRAM

         On November 13, 1997, the Board of Directors authorized, subject to stockholder approval, the Vishay Intertechnology, Inc. 1997 Stock Option Program (the "1997 Program"). The 1997 Program would provide stock options to purchase shares of the Company's Common Stock at various exercise prices to individuals believed to be key to the success of the Company, including executive officers, key employees and consultants of the Company and its subsidiaries, and joint ventures and similar entities in which the Company or any subsidiary has an equity or similar interest. The purpose of the 1997 Program is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring a proprietary interest in the success of the Company.

STOCKHOLDER APPROVAL

         Section 162(m)of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to a publicly-traded company's Chief Executive Officer and any of the four highest paid other executive officers, subject to certain exceptions, including an exception for stockholder-approved performance-based compensation programs. Because executive officers are eligible to receive options under the 1997 Program, in order for income realized upon exercise of options granted under the 1997 Program to be so qualified, the material terms of the 1997 Program must be approved by stockholders. In addition, stockholder approval of the 1997 Program is required by the New York Stock Exchange.

         The following material terms of the performance goals under the 1997 Program are submitted for stockholder approval:

         o Eligibility under the 1997 Program applies to executive officers, key employees and consultants of the Company and its subsidiaries, and of joint ventures and similar entities in which the Company or any subsidiary has an equity or similar interest.

         o The maximum number of stock options that may be granted to a participant under the 1997 Program for any one calendar year is limited to options with respect to 530,000 shares of the Company's Common Stock.

         In view of the foregoing, there will be presented at the Annual Meeting a proposal to approve the adoption of the 1997 Program.

SUMMARY OF KEY FEATURES OF THE 1997 PROGRAM

         The following summary of the key features of the 1997 Program is qualified by reference to the full text of the 1997 Program, which is attached to this Proxy Statement as Exhibit A. Please refer to Exhibit A for a complete description of the terms of the 1997 Program.

         ADMINISTRATION OF THE PROGRAM

         The 1997 Program will be administered by the Stock Option Committee, currently Messrs. Shils and Solomon, who are not employees of the Company, are "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act and are "outside" directors within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Stock Option Committee shall be appointed by, and serve at the pleasure of the Board of Directors.

         The Stock Option Committee shall have the authority (a) to determine the individuals to whom stock options shall be granted and the terms and provisions of stock options, subject to the provisions of the 1997 Program, (b) to exercise all of the powers granted to it under the 1997 Program, (c) to construe, interpret and implement the 1997 Program and all agreements related thereto, (d) to prescribe, amend and rescind rules and regulations relating to the 1998 Program, including rules governing its own operations, (e) to make all determinations necessary or advisable in administering the 1997 Program, (f) to correct any defect or omission and reconcile any inconsistency in the 1997 Program and (g) to amend the 1997 Program to reflect changes in applicable law.

                 ELIGIBLE PARTICIPANTS; MAXIMUM NUMBER OF SHARES

         Under the 1997 Program, three options, each covering one-third of the amounts set forth below, have been granted to the following of the Five Named
Officers:

                                 1997 Stock Option Program

                  Name                                     Number of Options


                  Felix Zandman                                     530,000
                  Avi D. Eden                                       135,000
                  Richard N. Grubb                                  135,000
                  Gerald Paul                                       135,000

         In addition, the remaining 520,000 shares of Common Stock available under the 1997 Program have been authorized for granting to other individuals selected by the Stock Option Committee from among those eligible to receive option grants under the 1997 Program.

         The number of shares authorized for issuance under the 1997 Program and the number of shares subject to outstanding awards will be adjusted for changes in the Company's capital structure, such as a stock split or stock dividend.

         STOCK OPTIONS

         The 1997 Program permits the granting of nonqualified stock options. Options vest immediately upon the date of the grant. Each option will expire ten years from the date the option is granted. Of the three options granted to each optionee (including those not listed), one shall have an option exercise price equal to 100% of the fair market value of a share of Common Stock on the business day preceding the date of grant, one shall have an option exercise price equal to 115% of the fair market value of a share of the Common Stock on the business day preceding the date of grant, and one shall have an option exercise price equal to 125% of the fair market value of a share of Common Stock on the business day preceding the date of grant. Options may be exercised either by paying the purchase price in cash or by any other method permitted by the Stock Option Committee.

         TERMINATION OF SERVICES

         Unless the Stock Option Committee determines otherwise: (a) a recipient's right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company, (b) if a recipient's service terminates due to death or disability, the recipient's options will generally be exercisable for three years after termination to the extent they were exercisable on the date of termination, and (c) if a recipient's service with the Company terminates for any other reason, the recipient's options will generally be exercisable for 30 months after termination to the extent exercisable on the date of termination.

         AMENDMENTS

         The Board of Directors is authorized to amend the 1997 Program, except that stockholder approval is required for any amendment to the extent necessary to comply with applicable law or regulation. The Committee may amend any outstanding option, except that no amendment may materially impair any rights or increase any obligations of a recipient without the recipient's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are generally no Federal tax consequences either to the recipient or to the Company upon the grant of a stock option. On exercise of an option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the recipient as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a stock option will generally result in a capital gain or loss for the recipient, but will have no tax consequences for the Company.

RECOMMENDED VOTE

         The Board of Directors, which approved the 1997 Program without the participation of any individual eligible to receive options under the program, recommends a vote FOR the adoption of the 1997 Program. The 1997 Program will not be implemented if it is not approved by the affirmative vote of the holders of a majority of the votes cast present in person or by proxy and voting thereon at the Annual Meeting.

                        PROPOSAL 3--APPROVAL OF COMPANY'S
                       1998 EMPLOYEE STOCK OPTION PROGRAM

         On March 16, 1998, the Board of Directors authorized, subject to stockholder approval, the Vishay Intertechnology, Inc. 1998 Stock Option Program (the "1998 Program"). The 1998 Program would provide stock options to purchase shares of the Company's Common Stock at fair market value on the date of the option grant to individuals believed to be key to the success of the Company. The purpose of the 1998 Program is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring a proprietary interest in the success of the Company.

STOCKHOLDER APPROVAL

         Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to a publicly-traded company's Chief Executive Officer and any of the four highest paid other executive officers, subject to certain exceptions, including an exception for stockholder-approved performance-based compensation programs. Because executive officers are eligible to receive options under the 1998 Program, in order for income realized upon exercise of options granted under the 1998 Program to be so qualified, the material terms of the 1998 Program must be approved by stockholders. In addition, stockholder approval of the 1998 Program is required by the New York Stock Exchange.


         The following material terms of the performance goals under the 1998 Program are submitted for stockholder approval:

         o Eligibility under the 1998 Program applies to all executive officers and key employees of the Company and any entity owned more than 50% by the Company.

         o The maximum number of stock options that may be granted to a participant under the 1998 Program for any one calendar year is limited to options with respect to 30,000 shares of the Company's Common Stock.


         In view of the foregoing, there will be presented at the Annual Meeting a proposal to approve the adoption of the 1998 Program.

SUMMARY OF KEY FEATURES OF THE 1998 PROGRAM

         The following summary of the key features of the 1998 Program is qualified by reference to the full text of the 1998 Program, which is attached to this Proxy Statement as Exhibit B. Please refer to Exhibit B for a complete description of the terms of the 1998 Program.

         ADMINISTRATION OF THE PROGRAM

         The 1998 Program will be administered by the Stock Option Committee, currently Messrs. Shils and Solomon, who are not employees of the Company, are "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act and are "outside" directors within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Stock Option Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

         The Stock Option Committee shall have the authority (a) to determine the employees of the Company or its affiliates to whom stock options shall be granted and the terms and provisions of stock options, subject to the provisions of the 1998 Program, (b) to exercise all of the powers granted to it under the 1998 Program, (c) to construe, interpret and implement the 1998 Program and all agreements related thereto, (d) to prescribe, amend and rescind rules and regulations relating to the 1998 Program, including rules governing its own operations, (e) to make all determinations necessary or advisable in administering the 1998 Program, (f) to correct any defect or omission and reconcile any inconsistency in the 1998 Program and (g) to amend the 1998 Program to reflect changes in applicable law.

         ELIGIBLE PARTICIPANTS

         The Stock Option Committee has the authority to select employees to whom awards are given, and may solicit the recommendations of the Chief Executive Officer in making these selections. The identification of key employees will be based upon a subjective evaluation of each individual's performance and expected future contribution to the Company. In granting awards the Committee will also give consideration to the amount and nature of similar awards granted by peer companies.

         MAXIMUM NUMBER OF SHARES

         Up to 1,500,000 shares of Common Stock may be granted under the 1998 Program. Shares subject to options that expire or are forfeited and owned shares that are surrendered to exercise options will also be available under the program, subject to an overall limit of 1,500,000 shares. This number will be adjusted for changes in the Company's capital structure, such as a stock split or stock dividend. Shares delivered under the 1998 Program may be in the form of authorized and unissued shares or treasury shares.

         TYPE OF AWARDS

         The 1998 Program permits the granting of nonqualified stock options and, in the case of employees who are nonresident foreign nationals, other types of awards that are payable in cash.

         STOCK OPTIONS

         The Stock Option Committee will determine the number of shares of Common Stock issuable pursuant to each stock option and the exercise or purchase price per share of each stock option, but the exercise price may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options will be exercisable at such time or times as determined by the Stock Option Committee, and will expire no later than ten years from the date the option is granted. Options may be exercised either by paying the purchase price in cash or by any other method permitted by the Stock Option Committee. The 1998 Program will terminate on March 16, 2008.

         Because the Stock Option Committee has discretion to determine the persons to whom options will be granted, the date on which such options will be granted and the number of shares subject to each option grant, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.


         TERMINATION OF EMPLOYMENT

         Unless the Stock Option Committee determines otherwise: (a) all of a recipient's options that have not yet been exercised will terminate upon termination for cause; (b) if a recipient's employment terminates for reasons other than cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination to the extent they were exercisable on the date of termination; and (c) if a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient of an option violates the terms of a confidentiality and noncompetition agreement with the Company during the 12-month period following his or her termination of employment, then the recipient's options may terminate and the recipient may be required to repay to the Company any gain recognized upon the exercise of an option following the recipient's termination of employment.

         AMENDMENTS

         The Board of Directors is authorized to amend the 1998 Program, except that stockholder approval is required for any amendment to the extent necessary to comply with applicable law or regulation. The Stock Option Committee may amend any outstanding option, except that no amendment may materially impair any rights or increase any obligations of a recipient without the recipient's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are generally no Federal tax consequences either to the recipient or to the Company upon the grant of a stock option. On exercise of an option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the recipient as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a stock option will generally result in a capital gain or loss for the recipient, but will have no tax consequences for the Company.

RECOMMENDED VOTE

         The Board of Directors, which approved the 1998 Program without the participation of any individual eligible to receive options under the program, recommends a vote FOR the adoption of the 1998 Program. The 1998 Program will not be implemented if it is not approved by the affirmative vote of the holders of a majority of the votes cast present in person or by proxy and voting thereon at the Annual Meeting.

                  PROPOSAL 4--ELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the public accounting firm of Ernst & Young LLP be appointed independent auditors of the Company for the Company's next audited fiscal year ending December 31, 1998. Ernst & Young LLP have been the Company's auditors since 1968. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from the Company's stockholders and will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Annual Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

                            AVAILABILITY OF FORM 10-K

         Information regarding the executive officers of the Company is hereby incorporated by reference to the Company's most recent Report on Form 10-K. The Company will provide to any stockholder, upon written request and without charge, a copy of such report, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Executive Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number
(610) 644-1300.

                AVAILABILITY OF ANNUAL REPORT TO SECURITY HOLDERS

         The financial statements and the schedules thereto of the Company are hereby incorporated by reference to the Company's annual report to security holders, a copy of which will be furnished to the Securities and Exchange Commission and delivered to security holders together with this proxy statement.

                          PROPOSALS OF SECURITY HOLDERS

         Any stockholder proposal intended to be presented at the Company's 1999 Annual Meeting should be sent to the Company at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to December 23, 1998, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1999 Annual Meeting.


                                                           /s/ William J. Spires
                                                               -----------------
                                                               William J. Spires
                                                               Secretary


April 17, 1998

                                                                       EXHIBIT A

                             VISHAY INTERTECHNOLOGY
                            1997 STOCK OPTION PROGRAM

1.       Purpose

         The Vishay Intertechnology 1997 Stock Option Program (the "Program") provides for the grant of options to purchase shares of common stock ("Common Stock") of Vishay Intertechnology, Inc. (the "Company") to selected individuals. The purpose of the Program is to enhance the long-term performance of the Company and to provide for the selected individuals an incentive to remain in the service of the Company by acquiring a proprietary interest in the success of the Company.

2.       Administration

         2.1 The Program shall be administered by a committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Program to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Program to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of section 162(m).


         2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Program, (b) to construe, interpret and implement the Program and any Agreements (as defined in Section 3.4), (c) to prescribe, amend and rescind rules and regulations relating to the Program, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Program, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Program, and (f) to amend the Program to reflect changes in applicable law.


         2.3 Action of the Committee shall be taken by the vote of a majority of its members. The determination of the Committee on all matters relating to the Program or any Agreement shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any award thereunder.

3.       Options


         3.1 The following options shall be granted under the Program:

               3.1.1 Subject to Sections 3.7 and 12, each individual listed below (together with each individual who receives an option grant under Section 3.1.2, an "Optionee") shall be granted three options as of the close of business on November 13, 1997, each such option to cover one-third (1/3) of the total number of shares of Common Stock set forth next to the Optionee's name.

                  Felix Zandman                               530,000 shares
                  Avi D. Eden                                 135,000 shares
                  Richard N. Grubb                            135,000 shares
                  Gerald Paul                                 135,000 shares


               3.1.2 Subject to Sections 3.7 and 12, in addition to the options granted pursuant to Section 3.1, the Committee may grant options to purchase shares of Common Stock to such directors, officers, other employees and consultants of the Company and its subsidiaries, and of joint ventures, partnerships and similar business organizations in which the Company or any subsidiary has an equity or similar interest, in such amounts as the Committee shall determine in its discretion, provided that the total number of shares of Common Stock which may be transferred pursuant to options granted under this
Section  3.1.2  shall not exceed  520,000  shares.  Each grant  pursuant to this
Section 3.1.2 shall consist of three options, each such option to cover one-third (1/3) of the total number of shares granted to the Optionee.

         3.2 If the number of shares subject to each of the three options granted to an Optionee pursuant to Section 3.1.1 or 3.1.2 would include any fractional shares, then such fractional shares shall be aggregated and the whole shares resulting therefrom allocated by the Committee among such options.

         3.3 The total number of shares of Common Stock with respect to which options may be granted to any Optionee during any calendar year shall not exceed 530,000 shares.

         3.4 Options granted under the Program shall be nonqualified, that is, not intended to qualify under Section 422 of the Code. Each option shall be evidenced by a written agreement ("Agreement") which shall contain such provisions as the Committee may deem necessary or desirable. By accepting an option, an Optionee thereby agrees that the option shall be subject to all of the terms and provisions of the Program and the applicable Agreement.


         3.5 Subject to Section 3.7, of the three options granted to each Optionee pursuant to Section 3.1.1 or 3.1.2, one shall have an option exercise price equal to 100% of the Fair Market Value (as defined in Section 3.8) of a share of the Common Stock on the business day next preceding the date of grant, one shall have an option exercise price equal to 115% of the Fair Market Value of a share of the Common Stock on the business day next preceding the date of grant, and one shall have an option exercise price equal to 125% of the Fair Market Value of a share of the Common Stock on the business day next preceding the date of grant.

         3.6 Each option granted under the Program shall become fully vested on the later of (a) the date of grant of the option or (b) the date on which the Company's stockholder's approve the Program, and may thereafter be exercised as to all or any portion of the shares subject thereto. The unexercised portion of each option shall expire and terminate at 12:01 a.m. on the tenth anniversary of the date of grant.

         3.7 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the total number of shares available for option grants under the Program, the number of shares subject to each outstanding option and the exercise price per share under each such option shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 3.7, the number of shares subject to each outstanding option shall be rounded up to the nearest whole number.

         3.8 The "Fair Market Value" of a share of Common Stock on any day shall be the last sale price of the Common Stock on the New York Stock Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Common Stock as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten
(10) business days preceding the applicable date. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Committee.

4.       Exercise


         4.1 The exercise of any option shall require the filing of a written notice with the Company in such manner as the Committee shall prescribe. Payment for the shares being purchased shall be made on the date of exercise: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price, or (b) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.


         4.2 Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 8, deliver to the Optionee, or to such other person as may then have the right to exercise the option, a certificate for the shares of Common Stock for which the option has been exercised.


5.       No Rights as a Stockholder


         No Optionee (or other person having the right to exercise an option) shall have any of the rights of a stockholder of the Company with respect to shares subject to an option until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 3.7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

6.       Termination

         6.1 An Optionee shall be deemed to have a "termination of service" upon ceasing to be employed by the Company and all of its subsidiaries. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of service for purposes of the Program, (b) the impact, if any, of any such leave of absence on outstanding options, and (c) when a change in a non-employee's association with the Company constitutes a termination of service for purposes of the Plan. The Committee shall also have the right to determine whether an Optionee's termination of service is a termination for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

         6.2 Except to the extent otherwise provided in the applicable Agreement, if an Optionee becomes disabled or dies during service or during the period in which the Optionee's options are exercisable pursuant to Section 6.4, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the Optionee was entitled to exercise the option on the date of death or disability and (b) exercise must occur by the earlier of the third anniversary of the Optionee's disability or death or the expiration date of the option. Any exercise of an option following an Optionee's death shall be made only by the Optionee's executor or administrator, unless the Optionee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If an Optionee's personal representative or the recipient of a specific disposition shall be entitled to exercise an option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Program and the applicable Agreement which would have applied to the Optionee.


         6.3 Except to the extent otherwise provided in the applicable Agreement, the unexercised portion of any option shall expire and terminate upon
(a)  termination of the  Optionee's  service by reason of dismissal for cause or
(b) voluntary termination of service by the Optionee.


         6.4 Except to the extent otherwise provided in the applicable Agreement, if an Optionee's service terminates for any reason other than as provided in Sections 6.2 and 6.3 above, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the Optionee was entitled to exercise the option on the date of such termination and (b) exercise must occur by the earlier of 30 months after the Optionee's service terminates or the expiration date of the option; provided, however, that if such termination of service occurs prior to the third anniversary of the date of grant of the option, then the option may not be exercised during the 24-month period following such termination of service. Notwithstanding the foregoing, no option may be exercised pursuant to this
Section 6.4 if the Company in its sole discretion determines that the Optionee has, at any time during the 24-month period following termination of service, directly or indirectly, (a) become an employee, officer, partner, holder of an ownership interest (other than ownership, as a passive investor, of up to 1% of the equity securities of a public company), agent, consultant or director of any person or entity engaged in a business that competes with the business of the Company, (b) interfered in any material respect with any contractual or business relationship of the Company or (c) solicited the employment of any person who was during such 24-month period, a director, officer, partner, employee, agent or consultant of the Company. For purposes of this Section 6.4, the term "the Company" shall include the Company and its affiliates and direct and indirect subsidiaries.

7.       Tax Withholding

         As a condition to the receipt of any shares of Common Stock pursuant to exercise of an option granted hereunder, the Company shall be entitled to require that the Optionee remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal or other governmental tax withholding obligation on the part of the Company relating to such exercise. At the discretion of the Committee, the Optionee may satisfy such withholding obligation by electing to have the Company withhold from delivery shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

8.       Restrictions

         8.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Program or the taking of any other action thereunder (each such action being hereinafter referred to as a "Program Action"), then such Program Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

         8.2 The term "Consent" as used herein with respect to any Program Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Program Action by any governmental or other regulatory bodies.


9.       Nonassignability


         Except to the extent otherwise provided in the applicable Agreement, no option granted under the Program shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such options shall be exercisable during the life of the Optionee only by the Optionee or his legal representative.

10.      Right of Discharge Reserved


         Nothing in the Program or in any Agreement shall confer upon any Optionee the right to continue as an employee, director or executive officer of the Company or affect any right which the Company may have to terminate such employee, director or executive officer.

11.      Amendment

         The Board may amend the Program, and the Committee may amend any outstanding Agreement, in any respect whatsoever, except that no such amendment shall impair any material rights or increase any material obligations of any Optionee under any option without the consent of the Optionee (or, after the Optionee's death, the person having the right to exercise the option). An amendment shall be subject to stockholder approval to the extent necessary to comply with applicable law or regulation.

12.      Effective Date

         The Program was adopted by the Board on November 13, 1997, subject to approval by the Company's stockholders. All options granted under the Program prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained at the first annual meeting of the Company's stockholders to occur after the adoption of the Plan by the Board, the Program and all options thereunder shall terminate and be of no further force and effect.

13.      Governing Law

         All rights and obligations under the Program shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                                                                       EXHIBIT B
                          VISHAY INTERTECHNOLOGY, INC.


                            1998 STOCK OPTION PROGRAM

--------------------------------------------------------------------------------

                          VISHAY INTERTECHNOLOGY, INC.

                            1998 STOCK OPTION PROGRAM


                                TABLE OF CONTENTS

        Section                                                            Page


        1.  Purpose.........................................................1

        2.  Definitions.....................................................1

        3.  Administration..................................................3

        4.  Shares Available................................................4

        5.  Eligibility.....................................................5

        6.  Granting of Stock Options.......................................5

        7.  Exercise of Stock Options.......................................7

        8.  Employees Based Outside of the United States....................8

        9.  No Rights as a Stockholder......................................8

        10. Consents and Approvals..........................................8

        11. Right to Discharge Reserved.....................................8

        12. Amendment.......................................................9

        13. Term of the Program.............................................9

        14. Indemnification.................................................9

        15. Successors......................................................9

        16. Severability....................................................10

        17. Governing Law...................................................10

                          VISHAY INTERTECHNOLOGY, INC.

                            1998 STOCK OPTION PROGRAM


1.  Purpose

The Vishay Intertechnology 1998 Stock Option Program (the "Program") provides for the grant of options to purchase Common Stock of Vishay Intertechnology, Inc. (the "Company") to executive officers and key employees of the Company and its subsidiaries. The purpose of the Program is to enhance the long-term performance of the Company and to provide the selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.

2.  Definitions

Whenever used in the Program, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

     (a)  "Agreement"  means the  written  stock  option  agreement  between the
          Company  and  a  Participant   described  in  Section  6.1,  or  other
          documentation evidencing a Stock Option.

     (b) "Beneficiary" The person or persons designated by a Participant to exercise a Stock Option in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Cause" means conduct by a Participant amounting to (1) fraud or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company, (3) repeated absences from work without a reasonable excuse,
          (4) intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or no contest to a felony or a crime involving dishonesty, or (6) a breach or violation of any Company policies regarding employee conduct, or a breach or violation of the terms of any employment or other agreement between Participant and the Company.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means the Stock Option Committee of the Board of Directors of the

          Company.

     (g) "Common Stock" means the Common Stock, par value $0.10 per share of the Company.

     (h) "Company" means Vishay Intertechnology, Inc. a Delaware corporation, or any successor organization.

     (i)  "Consent" has the meaning prescribed in Section 10 below.

     (j) "Disability" means a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion and any decision of the Committee shall be binding on all parties.

     (k) "Employee" means a full-time, nonunion, salaried employee, as that term is understood under the common law, of the Company.

     (l) "Exercise Price" means the price per share at which Common Stock may be purchased upon exercise of a Stock Option.

     (m) "Expirathion Date" means the last date upon which a Stock Option can be exercised, as described in Section 6.2.

     (n) "Fair Market Value" means, for any particular date, the last sale price of the Common Stock on the New York Stock Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Common Stock as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Committee.

     (o) "Involuntary Termination" means a Termination of Employment but does not include a Termination of Employment for Cause or a Voluntary Resignation.

     (p) "Participant" means an eligible Employee to whom a Stock Option is granted pursuant to the Program.

     (q) "Program" means the 1998 Vishay Intertechnology, Inc. Stock Option Program.

     (r)  "Program Action" has the meaning prescribed in Section 10 below.

     (s) "Retirement" means a Termination of Employment from the Company or a Subsidiary, with the consent of the Company, on or after the "normal retirement age" defined under any tax qualified retirement plan maintained by the Company.

     (t)  "Stock" means the Company's common stock, $.10 par value.

     (u) "Stock Option" or "Option" means a right to purchase shares of Common Stock granted pursuant to Sectionh 6 of this Program, which shall not be treated as an incentive stock option under section 422 of the Code.

     (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock equal to 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (w) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company or a Subsidiary, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not limited to, a Voluntary Resignation, Involuntary Termination, termination for Cause, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.

     (x) "Voluntary Resignation" means a Termination of Employment as a result of the Participant's resignation.

3.  Administration

    3.1 The Program shall be administered by the Committee, which shall consist of at least two directors who are not eligible to participate in the Program and are not Employees of the Company or a Subsidiary. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Program to qualify for the exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3. To the extent required for compensation realized from Stock Options to be deductible by the Company pursuant to section 162(m) of the Code, the members of the Committee shall be "outside directors" within the meaning of section 162(m).

    3.2 The Committee shall have full authority, in its discretion, (a) to determine the Employees of the Company or any Subsidiary to whom stock options shall be granted and the terms and provisions of stock options, subject to the provisions of this Program, (b) to exercise all of the powers granted to it under this Program, (c) to construe, interpret and implement the

Program and any Agreement, (d) to prescribe, amend and rescind rules and regulations relating to this Program, including rules governing its own operations, (e) to determine the terms and provisions of the respective Agreement with each Participant, (f) to make all determinations necessary or advisable in administering the Program, and (g) to correct any defect, supply any omission and reconcile any inconsistency in the Program. The Committee's determination under the Program need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, stock options under the Program (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

    3.3 Action of the Committee shall be taken by the vote of a majority of its members. The determination of the Committee on all matters relating to the Program or any Agreement (including, without limitation, the determination as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company's obligations in accordance with the terms of this Program) shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any award thereunder.

4.  Shares Available

    4.1 Subject to adjustment in accordance with Section 4.2, the number of shares of Common Stock for which stock options may be granted under this Program is 1,500,000, which may consist of treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to Stock Options granted under this Program to any participating Employee for any year shall not exceed 30,000 shares, subject to adjustment in accordance with Section 4.2, below. To the extent permitted by law, any shares of Common Stock attributable to the nonvested, unexercised or otherwise unsettled portion of any Stock Option that is forfeited, canceled, expires or terminates for any reason without becoming vested, exercised or otherwise settled in full shall again be available for the grant of Stock Options under this Program, and any shares of Common Stock tendered to the Company in payment of the Exercise Price of a Stock Option shall also be available for the grant of Stock Options under this Program, provided that no more than 1,500,000 shares of Common Stock cumulatively shall be available under this Program at any time.

    4.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, or stock split-up, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares that may be delivered under the Program and the number of shares subject to each outstanding Option award, and, if appropriate, the Exercise Price under each such Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this
Section 4.2, the number of shares subject to each outstanding Option shall be rounded up to the nearest whole number.

5.  Eligibility

Officers and other Employees of the Company or a Subsidiary who are responsible for or contribute to the management, growth, and profitability of the business of the Company or a

Subsidiary are eligible for participation in this Program. The selection of Employees for participation in the Program shall be made by the Committee, based on a subjective evaluation of each individual's performance and expected future contribution to the Company and its Subsidiaries, and may take into account the recommendations of the Chief Executive Officer of the Company.

6.  Granting of Stock Options

    6.1 Grant of Stock Options. The Committee, in its discretion, may grant Stock Options during any year that this Program is in effect to any eligible Employee. The terms of each Stock Option shall be contained in an Agreement, which shall contain the number of shares of Common Stock covered by the Option, the period during which the Option may be exercised, the Exercise Price, and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate. The Committee shall have complete discretion in determining the number of shares of Common Stock subject to each Option grant (subject to the share limitations set forth in Section 4.1) and, consistent with the provisions of this Program, the terms, conditions and limitations pertaining to each Option. The terms of Options need not be uniform among Participants. By accepting a Stock Option, a Participant thereby agrees that the Option shall be subject to all of the terms and conditions of this Program and the applicable Agreement.

    6.2 Option Term. The duration of each Option shall be specified in the Agreement and shall not exceed ten (10) years.

    6.3 Option Price. The Exercise Price of the Common Stock purchasable under any Stock Option shall be determined by the Committee and set forth in each Agreement, subject to adjustment in accordance with Section 4.2. The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

    6.4 Exercise of Stock Options. Each Agreement shall contain a vesting schedule, which shall specify when the Stock Option shall become vested and thus exercisable; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise all or any part of the Option during all or part of the remaining Option term specified in Section 6.1, notwithstanding any provision of the Agreement to the contrary.

    6.5    Termination of Employment.

           (a) Death or Disability. If an Optionee has a Termination of Employment as a result of death or Disability, the time at which the unexercised portion of any Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full. Except as otherwise provided in an applicable Agreement, the Option shall expire and terminate on the earlier of the Expiration Date or the last day of the 12th month following the Optionee's death or disability. Any exercise of an Option following an Optionee's death shall be made only by the Optionee's executor or administrator, unless the Optionee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If an Optionee's personal representative or the recipient of a specific disposition shall be entitled to exercise an Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Program and the applicable Agreement which would have applied to the Optionee.

           (b) Retirement. If an Optionee has a Termination of Employment due to Retirement, the time at which the unexercised portion of an Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full. Except as otherwise provided in an applicable Agreement, the Option shall expire and terminate on the earlier of the last day of the Option term or the last day of the 12th month after the Optionee's retirement.

           (c) Other Termination. Except as otherwise provided in an applicable Agreement, if an Optionee has a Termination of Employment for reasons other than as provided in subsections (a) and (b) above, the unexercised portion of any Option shall expire and terminate on the earlier of the Expiration Date of the Option or on the 60th day after the Optionee's termination; provided, however, that the unexercised portion of any Option (including any vested portion) shall expire and terminate immediately upon a Termination of Employment for Cause.

Notwithstanding  the  foregoing,  no Option may be  exercised  pursuant  to this
Section 6.5 if the Company in its sole discretion determines that the Optionee has, at any time during the 12-month period following Termination of Employment violated the terms of any agreement with the Company or a Subsidiary regarding
(i) engaging in a business that competes with the business of the Company or any Subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any Subsidiary, or (iii) soliciting the employment of any person who was during such 12-month period, a director, officer, partner, Employee, agent or consultant of the Company or a Subsidiary. In the event that a Participant violates the terms of any such agreement during such 12-month period, the Agreement may provide for all Stock Options issued to the holder pursuant to the Program to be forfeited and for disgorgement of any gain realized upon the exercise of an Option within a stated period preceding the violation.

    6.6 Transfer of Option. Unless the Committee determines otherwise at the time an Option is granted, no Option granted under the Program shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such options shall be exercisable during the life of the Optionee only by the Optionee or his legal representative.

    6.7 Substituted  Options.  Notwithstanding  anything to the contrary in this
Section 6, any Option issued in substitution for an Option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued Option being replaced thereby.

7.  Exercise of Stock Options

    7.1 A Stock Option shall be exercised by the delivery of a written notice of exercise to the Vice President and Secretary of the Company, or such other person specified by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price and any required withholding taxes. Payment of the Exercise Price for the shares of Common Stock being purchased shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company), or (b) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe. The Committee may allow exercises to be made by means of a "cashless exercise," with the delivery of payment as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Program's purpose and applicable law. Payment shall be made on the date that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. Promptly after receiving payment of the full Exercise Price, the Company shall, subject to the provisions of Section 10, deliver to the Participant, or to such other person as may then have the right to exercise the Option, a certificate for the shares of Common Stock for which the Option has been exercised.

    7.2 The Company shall withhold any taxes required to be withheld by federal, state or local government. The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares. A Participant may pay the withholding tax in cash, or, if the Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from the exercise of a stock option. Any such election must be made on or before the date on which the amount of tax required to be withheld is determined.

8.  Employees Based Outside of the United States

Notwithstanding any provision of this Program to the contrary, in order to foster and promote the achievement of the purposes of the Program, or to comply with these provisions in other countries in which the Company or any Subsidiary operates or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Program, (ii) modify the terms and conditions of any options granted to Employees who are employed outside the United States (including the grant of stock appreciation rights, as described in the following paragraph, in lieu of stock options), and (iii) establish subprograms, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

The Committee in its discretion may grant stock appreciation rights in lieu of stock options to Employees employed outside the United States. A stock appreciation right shall provide an Employee the right to receive in cash the difference between the Fair Market Value of a share of Common Stock on the grant date and the exercise date, and otherwise shall have the same terms and conditions as a Stock Option granted hereunder.

9.  No Rights as a Stockholder

No Participant (or other person having the right to exercise an option) shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to such person for such shares, except as otherwise provided in Section 4.2.

10. Consents and Approvals

If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Program or the taking of any other action thereunder (each such action being hereinafter referred to as a "Program Action"), then such Program Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. The term "Consent" as used herein with respect to any Program Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Program Action by any governmental or other regulatory bodies.

11. Right of Discharge Reserved

Nothing in the Program or in any Agreement shall confer upon any Participant the right to continue as an Employee or executive officer of the Company or any Subsidiary, or affect any right which the Company may have to terminate such Employee or executive officer.

12. Amendment

The Board may amend the Program, and the Committee may amend any outstanding Agreement, in any respect whatsoever, except that no amendment to an outstanding Agreement shall materially impair any rights or materially increase any obligations of any Participant under any Option without the consent of the Participant (or, after the Participant's death, the person having the right to exercise the option). An amendment shall be subject to stockholder approval to the extent necessary for compliance with Code section 162(m) and other applicable law or regulation.

13. Term of the Program

This Program shall be effective on March 16, 1998, the date adopted by the Board of Directors of the Company, subject to approval by the stockholders of the Company. The Program shall terminate upon the earlier of (i) the date on which all Common Stock available under this Program have been issued pursuant to the exercise of stock options, (ii) the tenth anniversary of the effective date, or
(iii) the termination of this Program by the Committee subject to approval of the Board of Directors of the Company. No Stock Option may be granted after the termination of the Program. Any outstanding Stock Options as of the date the Program terminates shall remain in full force and effect, subject to the terms of the Program and the relevant Agreement relating to such Stock Option.

14. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by such person in settlement thereof with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled from the Company, as a matter of law, or otherwise.

15. Successors

All  obligations  of the Company  under the  Program,  with respect to any Stock
Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16. Severability

In the event any provision of the Program shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Governing Law

This Program and any grant of Stock Options made and any action taken hereunder shall be subject to and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                          VISHAY INTERTECHNOLOGY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Felix Zandman and Richard N. Grubb, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 21st day of May, 1998 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1.       ELECTION OF DIRECTORS:        To elect the nominees for Director below
                                       for a term of one year;

 FOR ALL NOMINEES LISTED BELOW             WITHHOLD AUTHORITY
(EXCEPT AS MARKED TO THE CONTRARY BELOW)   TO VOTE FOR ALL NOMINEES LISTED BELOW

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    Felix Zandman, Avi D. Eden, Donald G. Alfson, Robert A. Freece, Richard N. Grubb, Eliyahu Hurvitz, Abraham Inbar, Gerald Paul, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude Tine

2.  ADOPTION OF 1997 STOCK OPTION PROGRAM:         To approve the Company's
                                                   1997 Stock Option Program;

         FOR                       AGAINST                            ABSTAIN



3.  ADOPTION OF 1998 EMPLOYEE STOCK OPTION PROGRAM:        To approve the
    Company's                                               1998 Employee Stock
                                                           Option Program;

         FOR                       AGAINST                            ABSTAIN


4.  APPROVAL  OF  AUDITORS:                     To approve  the  appointment  of
                                                Ernst & Young LLP as auditors of
                                                the  Company for the fiscal year
                                                ended December 31, 1998;

        FOR                       AGAINST                            ABSTAIN

    and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

                       (Continued and to be dated and signed on the other side.)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

                                                Dated:                    , 1998


                                                (Signature of Stockholder)


                                                (Signature of Stockholder)


                                                Your signature should appear the
                                                same   as  your   name   appears
                                                herein.  If signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please indicate the
                                                capacity in which signing.  When
                                                signing  as joint  tenants,  all
                                                parties  to  the  joint  tenancy
                                                must  sign.  When  the  proxy is
                                                given  by  a   corporation,   it
                                                should    be    signed   by   an
                                                authorized officer.